As filed with the Securities and Exchange Commission on January 30, 2002
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                           -------------------------

                              E*TRADE GROUP, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                    94-2844166
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                              4500 Bohannon Drive
                          Menlo Park, California 94025
              (Address of principal executive offices) (Zip Code)

                           -------------------------

                 E*TRADE GROUP, INC. 1996 STOCK INCENTIVE PLAN
                    E*TRADE GROUP, INC. STOCK PURCHASE PLAN
                            (Full title of the Plan)

                           -------------------------

                              Christos M. Cotsakos
               Chairman of the Board and Chief Executive Officer
                              E*TRADE GROUP, INC.
                              4500 Bohannon Drive
                          Menlo Park, California 94025
                                 (650) 331-6000
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                           -------------------------

                          Copies of Communications to:
                                Russell S. Elmer
                 Chief Legal Affairs & Human Resources Officer
                              E*TRADE GROUP, INC.
                              4500 Bohannon Drive
                          Menlo Park, California 94025

                           -------------------------

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                     Proposed             Proposed
                 Title of                                             Maximum              Maximum
                Securities                        Amount             Offering             Aggregate         Amount of
                   to be                           to be               Price              Offering        Registration
                Registered                    Registered (1)       per Share (2)          Price (2)           Fee
                ----------                    --------------       -------------          ---------       ------------
-----------------------------------------------------------------------------------------------------------------------
E*TRADE Group, Inc. 1996 Stock Incentive
Plan Common Stock, $0.01 par value          17,379,624 shares         $9.54             $165,801,612.96    $15,253.75
--------------------------------------------------------------------------------------------------------- -------------
E*TRADE Group, Inc. Stock Purchase Plan
Common Stock, $0.01 par value                  402,361 shares         $9.54             $  3,838,523.94    $   353.14
-----------------------------------------------------------------------------------------------------------------------
Totals:                                     17,781,985 shares                           $169,640,136.90    $15,606.89
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the E*TRADE Group, Inc. 1996 Stock Incentive Plan and/or the E*TRADE Group, Inc. Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on January 23, 2002, as reported by the New York Stock Exchange.

                                    PART II
               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     E*TRADE Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2000, filed on November 9, 2000, as amended;

     (b) The Registrant's Amendment No. 1 on Form 10-Q/A for the period ended June 30, 2000;

     (c) The Registrant's Transition Report on Form 10-QT for the period ended December 31, 2000;

     (d) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

     (e) The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2001;

     (f) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001;

     (g) The Registrant's Current Reports on Form 8-K, filed on January 19, 2001, as amended; January 25, 2001; May 21, 2001; May 22, 2001; June
         15, 2001; July 10, 2001; July 24, 2001; September 19, 2001, and
         October 15, 2001, as amended;

     (h) The description of the Registrant's common stock, $0.01 par value per share, and associated rights, contained in our registration statement on Form 8-A, filed on July 12, 1996, as amended by Amendment No. 1 on Form 8-A12B/A filed on February 12, 2001, including any amendment or report filed for the purpose of updating this description; and

All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Article Tenth of the registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as the same exists or as it may hereafter be amended, as described below, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Article 5 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, as described below, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

     In addition, the registrant has entered into indemnification agreements with each of its directors and executive officers, and maintains officers' and directors' liability insurance.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit
Number    Exhibit
-------   -------
   4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 001-11921 on Form 8-A12B, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(h).

   5      Opinion of Davis Polk & Wardwell.

   23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

   23.2   Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.3   Consent of Davis Polk & Wardwell (contained in Exhibit 5).

   24 Power of Attorney (contained in the signature page to this Registration Statement).

   99.1 E*TRADE Group, Inc. 1996 Stock Incentive Plan, As Amended and Restated Through October 25, 2000.

   99.2 E*TRADE Group, Inc. Stock Purchase Plan, As Amended and Restated Through January 23, 2002.

Item 9.  Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification foregoing provisions summarized in
Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on this 30th day of January, 2002.


                                               E*TRADE GROUP, INC.


                                               By: /s/ Christos M. Cotsakos
                                                  ------------------------------
                                                  Christos M. Cotsakos
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of E*TRADE Group, Inc., a Delaware corporation, do hereby constitute and appoint Brigitte VanBaelen, Russell S. Elmer and Leonard C. Purkis, and each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                              Date
---------                    -----                              ----

/s/ Christos M. Cotsakos     Chairman of the Board and Chief    January 30, 2002
------------------------     Executive Officer (Principal
Christos M. Cotsakos         Executive Officer)


/s/ Leonard C. Purkis        Chief Finance and                  January 30, 2002
------------------------     Administration Officer
Leonard C. Purkis           (Principal Financial and
                             Accounting Officer)

Signature                    Title                              Date
---------                    -----                              ----

/s/ William A. Porter        Chairman Emeritus                  January 22, 2002
------------------------
William A. Porter


/s/ Peter Chernin            Director                           January 23, 2002
------------------------
Peter Chernin


                             Director
------------------------
Ronald D. Fisher


William E. Ford              Director                           January 30, 2002
------------------------
William E. Ford


/s/ David C. Hayden
------------------------
David C. Hayden              Director                           January 30, 2002



---------------------------
George Hayter                Director


/s/ Lewis E. Randall         Director                           January 21, 200
------------------------
Lewis E. Randall             2


/s/ Lester C. Thurow         Director                           January 22, 2002
------------------------
Lester C. Thurow

                                 EXHIBIT INDEX

Exhibit
Number    Exhibit
-------   -------
   4.1 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 001-11921 on Form 8-A12B, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(h).

   5      Opinion of Davis Polk & Wardwell.

   23.1   Consent of Deloitte & Touche LLP, Independent Auditors.

   23.2   Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.3   Consent of Davis Polk & Wardwell (contained in Exhibit 5).

   24 Power of Attorney (contained in the signature page to this Registration Statement).

   99.1 E*TRADE Group, Inc. 1996 Stock Incentive Plan, As Amended and Restated Through October 25, 2000.

   99.2 E*TRADE Group, Inc. Stock Purchase Plan, As Amended and Restated Through January 23, 2002.